SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                  ICN Statement

COSTA MESA, Calif., April 16 /PRNewswire/ -- ICN Pharmaceuticals, Inc. (NYSE: ICN - news) issued the following statement today:

"In its press release dated April 3, 2001, ICN included a quote from Forbes magazine relating to the character of Tito Tettamanti. "In referring to the Forbes article, it was not ICN's intention to accuse Tito Tettamanti of any of the illegal activities referred to in the article. ICN was only referring to what other persons had purportedly accused Tito Tettamanti of doing. ICN also notes that it had unintentionally omitted the word 'reportedly' in quoting from the Forbes article. The quote should have read: 'He and his companies reportedly (emphasis added) have been involved in kickbacks, insider trading and political corruption.'

"To avoid any misunderstanding of ICN's intentions, ICN hereby retracts the reference to the Forbes quote and other accusations against Tito
Tettamanti's character that were included in the April 3rd release since at this time ICN has no independent factual foundation to support the assertion in the Forbes article and other similar accusations."

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

Participant Information

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the information concerning persons who may be deemed participants is as follows: ICN, its executive officers and directors named below may be deemed to be participants in the solicitation of proxies for ICN's 2001 annual meeting of stockholders. The number of shares of ICN common stock beneficially owned by each of these persons as of March 31, 2001 is listed in parenthesis after his or her name.

Milan Panic, Chairman of the Board of Directors and Chief Executive Officer, (2,371,092); Adam Jerney, President and Chief Operating Officer and a director, (735,498); Richard A. Meier, Executive Vice President and Chief Financial Officer, (76,750); David C. Watt, Executive Vice President, General Counsel and Corporate Secretary, (188,204); John E. Giordani, Executive Vice President, (77,356); Bill A. MacDonald, Executive Vice President, Strategic Planning (44,250); Jack L. Sholl, Executive Vice President, Corporate Public Relations, (138,682); James G. McCoy, Executive Vice President, Corporate Human Resources (none); and Johnson Y.N. Lau, Senior Vice President, Research and Development, (18,750). ICN's directors who are not also executive officers are: Norman Barker, Jr. (141,690); Birch E. Bayh, Jr. (97,266); Alan F. Charles (100,478); Stephen D. Moses (84,505); Roger Guillemin M.D., Ph.D. (159,681); Jean-Francois Kurz (127,716); Thomas H. Lenagh (124,528); Roberts A. Smith Ph.D. (192,162);
Andrei Kozyrev, Ph.D. (40,625), Kim Campbell, PC, QC (none), Rosemary Tomich (none) and Ray Irani (none).

ICN is also party to employment agreements with its executive officers which provide that, upon the occurrence of specific events following a change in control of ICN, the executive officers may be entitled to receive compensation and other payments. Additionally, ICN's executive officers have options to acquire shares of ICN's common stock, some of which are unvested as of the date hereof. These options will vest upon a change in control of ICN.